AMENDMENT


      Amendment made as of May 16, 2001 to that certain Master Custody Agreement dated as of February 16, 1996, as thereafter amended, between each of the investment companies listed on Schedule 1 hereto (each, a "Fund") and The Bank of New York ("Custodian") (such Master Custody Agreement hereinafter referred to as the "Custody Agreement").


                              W I T N E S S E T H :


      WHEREAS, Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), was adopted on June 12, 2000 by the Securities and Exchange Commission;

      WHEREAS, the Fund and Custodian desire to amend the Custody Agreement to conform with the Rule;

      NOW, THEREFORE, the Fund and Custodian hereby agree as follows:

      A.   The following new Article is hereby added to the Custody Agreement:

                              FOREIGN DEPOSITORIES

1. As used in this Article, the term "Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended (the "Rule"), identified by Custodian to the Fund or its investment adviser(s) ("Adviser") from time to time, and (d) the respective successors and nominees of the foregoing.

2. Notwithstanding any other provision in this Agreement, the Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Fund or its Adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of the Rule.

3. With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets (as defined in the Rule) would exercise: (i) to provide the Fund or Adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund or Adviser of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

      B. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.


      IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.




                               EACH INVESTMENT COMPANY LISTED ON SCHEDULE 1
                               HERETO




                               By: /s/ MURRAY L. SIMPSON

                               Title:  Vice President

                             Tax Identification No:




                              THE BANK OF NEW YORK




                              By: /s/ IRA R. ROSNER

                              Title:  Ira R. Rosner
                                    Vice President


                                    AMENDMENT


                                                    Costody Amendment_schedule1
                                                                 Revised 5/1/01
                      AMENDMENT TO MASTER CUSTODY AGREEMENT

                                   SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of _______________________.

-----------------------------------------------------------------------------------------------
INVESTMENT COMPANY              ORGANIZATION         SERIES ---(IF APPLICABLE)
-----------------------------------------------------------------------------------------------

Franklin Custodian Funds, Inc.  Maryland Corporation DynaTech Series
                                                     Growth Series
                                                     Income Series
                                                     Utilities Series

Franklin Floating Rate Master   Delaware Business    Franklin Floating Rate Master Series
Trust                           Trust
Franklin Gold and Precious      Delaware Business
Metals Fund                     Trust

Franklin Growth and Income Fund Delaware Business
                                Trust

Franklin High Income Trust      Delaware Business    AGE High Income Fund
                                Trust
Franklin Investors Securities   Massachusetts        Franklin Convertible Securities Fund
Trust                           Business Trust       Franklin Equity Income Fund
                                                     Franklin Floating Rate Daily Access Fund
                                                     Franklin Global Government Income Fund
                                                     Franklin Total Return Fund

Franklin Managed Trust          Delaware Business    Franklin Rising Dividends Fund
                                Trust

-----------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------
INVESTMENT COMPANY              ORGANIZATION         SERIES ---(IF APPLICABLE)
-----------------------------------------------------------------------------------------------
Franklin Mutual Series Fund     Maryland Corporation Mutual Beacon Fund
Inc.                                                 Mutual Discovery Fund
                                                     Mutual European Fund
                                                     Mutual Financial Services Fund
                                                     Mutual Qualified Fund
                                                     Mutual Shares Fund

Franklin Real Estate            Delaware Business    Franklin Real Estate Securities Fund
Securities Trust                Trust
Franklin Strategic Mortgage     Delaware Business
Portfolio                       Trust

Franklin Strategic Series       Delaware Business    Franklin Aggressive Growth Fund
                                Trust                Franklin Biotechnology Discovery Fund
                                                     Franklin Blue Chip Fund
                                                     Franklin Global
                                                     Communications Fund
                                                     Franklin Global Health Care
                                                     Fund Franklin Large Cap
                                                     Growth Fund Franklin
                                                     Natural Resources Fund
                                                     Franklin Small Cap Growth
                                                     Fund I Franklin Small Cap
                                                     Growth Fund II Franklin
                                                     Strategic Income Fund
                                                     Franklin Technology Fund
                                                     Franklin U.S. Long-Short
                                                     Fund

Franklin Templeton Fund                              Franklin Templeton Conservative Target
Allocator Series                                     Fund
                                                     Franklin Templeton Moderate Target Fund
                                                     Franklin Templeton Growth Target Fund

Franklin Templeton                                   Templeton Pacific Growth Fund
International Trust

Franklin Templeton Variable     Massachusetts        Franklin Aggressive Growth Securities
Insurance Products Trust        Business Trust       Fund
                                                     Franklin Global Communications
                                                     Securities Fund
                                                     Franklin Global Health Care Securities
                                                     Fund
                                                     Franklin Growth and Income Securities
                                                     Fund

-----------------------------------------------------------------------------------------------
INVESTMENT COMPANY              ORGANIZATION         SERIES ---(IF APPLICABLE)
-----------------------------------------------------------------------------------------------
Franklin Templeton Variable                          Franklin High Income Fund
Insurance Products Trust                             Franklin Income Securities Fund
(continued)                                          Franklin Large Cap Growth Securities Fund
                                                     Franklin Money Market Fund
                                                     Franklin Natural Resources
                                                     Securities Fund Franklin
                                                     Real Estate Fund Franklin
                                                     Rising Dividends Securities
                                                     Fund Franklin Small Cap
                                                     Fund Franklin Strategic
                                                     Income Securities Fund
                                                     Franklin S&P 500 Index Fund
                                                     Franklin Technology
                                                     Securities Fund Franklin
                                                     U.S. Government Fund
                                                     Franklin Value Securities
                                                     Fund Franklin Zero Coupon
                                                     Fund - 2005 Franklin Zero
                                                     Coupon Fund - 2010 Mutual
                                                     Discovery Securities Fund
                                                     Mutual Shares Securities
                                                     Fund Templeton Global
                                                     Income Securities Fund

Franklin Value Investors Trust  Massachusetts        Franklin Balance Sheet Investment Fund
                                Business Trust       Franklin Large Cap Value Fund
                                                     Franklin MicroCap Value Fund
                                                     Franklin Value Fund

CLOSED END FUNDS:

Franklin Floating Rate Trust    Delaware Business
                                Trust

Franklin Multi-Income Trust     Massachusetts
                                 Business Trust

Franklin Universal Trust        Massachusetts
                                 Business Trust
-----------------------------------------------------------------------------------------------